Fort Benton, Montana 2020 Third Quarter Earnings Webcast October 22, 2020

Presenting Today Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking Bob Rowe, statements often address our expected future business President & CEO and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable Brian Bird, assumptions, actual results may differ materially. The Chief Financial Officer factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. 2

Third Quarter Highlights • Net income for the third quarter increased $7.8 million as compared to the same period in 2019. This increase was primarily due to higher gross margin, lower OG&A expense and favorable income tax expense. This is offset in part by higher depreciation and property tax expenses. • Diluted earnings per share increased $0.16 or 38.1% as compared to the same period in 2019. • Diluted Non-GAAP earnings per share increased $0.09 or 18.0% per share after adjusting for normal weather. • The Board of Directors declared a quarterly dividend of $0.60 per share payable December 31st to shareholders of record as of December 15th, 2020. Employee safety and customer satisfaction remain at, or near, all-time highs even with COVID emergency operating structure in place. 3

Summary Financial Results (Third Quarter) (1) 4 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Gross Margin (Third Quarter) (dollars in millions) Three Months Ended September 30, 2020 2019 Variance Electric $ 183.0 $ 182.5 $ 0.5 0.3% Natural Gas 29.6 28.1 1.5 5.3% Total Gross Margin (1) $ 212.6 $ 210.6 $ 2.0 0.9% Increase in gross margin due to the following factors: Covid-19 $2.4 Electric retail volumes and demand We estimate a net (0.5) Montana electric supply cost recovery $2-3 million impact of (0.3) Electric transmission lower commercial and (0.3) Natural gas retail volumes (0.1) Montana natural gas rates industrial usage (demand 1.7 Other and loads) partially offset $2.9 Change in Gross Margin Impacting Net Income by increased residential usage. $1.1 Property tax revenue offset in property tax expense (1.0) Operating expenses recovered in revenue, offset in operating expense (1.0) Production tax credits reducing revenue, offset in income tax expense ($0.9) Change in Gross Margin Offset Within Net Income $2.0 Increase in Gross Margin (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure 5 See appendix for additional disclosure.

Weather (Third Quarter) We estimate unfavorable weather in Q3 2020 resulted in a $0.6M pretax detriment as compared to normal and $5.1M pretax benefit as compared to Q3 2019. 6

Operating Expenses (Third Quarter) (dollars in millions) Three Months Ended September 30, 2020 2019 Variance Operating, general & admin. $ 73.3 $ 77.0 ($ 3.7) (4.8%) Property and other taxes 45.3 44.1 1.2 2.7% Depreciation and depletion 44.3 43.2 1.1 2.5% Operating Expenses $ 162.9 $ 164.3 ($ 1.4) (0.9%) Decrease in operating, general & admin expense due to the following factors: ($2.0) Employee benefits (1.3) Hazard trees Covid-19 (1.2) Labor (incl. $0.4 million Covid-related lower in-home customer work) $2.4 million in (0.9) Generation maintenance increased (0.8) Travel and training (estimated to be all Covid-related) uncollectable 2.4 Uncollectible accounts (estimated to be all Covid-related) accounts 0.7 Other expense was ($3.1) Change in OG&A Items Impacting Net Income partially offset $2.4 Pension and other postretirement benefits, offset in other income by an (1.1) Operating expenses recovered in trackers, offset in revenue estimated (1.9) Non-employee directors deferred compensation, offset in other income $1.2M of lower ($0.6) Change in OG&A Items Offset Within Net Income Covid-related ($3.7) Decrease in Operating, General & Administrative Expense expense. $1.2 million increase in property and other taxes due primarily to increase in Montana state and local taxes offset in part by lower MPSC tax and invasive species taxes. $1.1 million increase in depreciation expense primarily due to plant additions. 7

Operating to Net Income (Third Quarter) (dollars in millions) Three Months Ended September 30, 2020 2019 Variance Operating Income $ 49.7 $ 46.4 $ 3.3 7.1% Interest Expense (23.7) (23.7) - 0.0% Other Income (Expense) 0.8 (0.4) 1.2 300.0% Income Before Taxes 26.8 22.2 4.6 20.7% Income Tax Benefit (Expense) 2.7 (0.6) 3.3 550.0% Net Income $ 29.5 $ 21.7 $ 7.8 35.9% Flat interest expense for the quarter includes higher borrowings offset by lower interest expense on our revolving credit facilities. $1.2 million increase in other income was due to a decrease in other pension expense of $2.4 million partially offset by a $1.8 million decrease in the value of deferred shares held in trust for non-employee directors deferred compensation, both of which are offset in operating, general and administrative expense with no impact to net income and higher capitalization of Allowance for Funds Used During Construction (AFUDC). $3.3 million improvement in income taxes due primarily to a prior year permanent return to accrual adjustment, higher flow-through repairs deductions and higher production tax credits, offset, in part, by higher pre-tax income. 8

Income Tax Reconciliation (Third Quarter) 9

Balance Sheet 10

Cash Flow Cash from operating activities increased by $68.6M primarily due to the improved collections of energy supply costs in the current period, as compared with higher procured supply costs, and payments reducing cash flows in 2019 including credits to Montana customers of approximately $20.5 million in the first quarter of 2019, and transmission generation interconnection refunds all in the prior period. These improvements were offset in part by reduced net income. 11

Adjusted Non-GAAP Earnings (Third Quarter) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was 12 historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share).

Diluted Earnings Per Share Previously Updated 2020 Guidance Range Non-GAAP Adjusted EPS Growth Averaged 5.4% from 2013 - 2019 NorthWestern is affirms its 2020 previously revised earnings guidance range of $3.30 to $3.45 per diluted share based upon, but not limited to, the following major assumptions and expectations: • COVID-19 related business slowdowns and closures in our service territory continue to ease during the fourth quarter of 2020; • Regulatory recovery of COVID-19 related uncollectable account expense; • Normal weather for the remainder of the year in our electric and natural gas service territories; • A consolidated income tax rate of approximately (5%) to 0% of pre-tax income; and • Diluted shares outstanding of approximately 50.8 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long-term earnings per share growth rate of 3%-6%. This coupled with the dividend, currently yielding approximately 5%, is expected to provide a competitive total return to investors. 13 See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS”

2019 Non-GAAP to 2020 Revised EPS Bridge Since second quarter earnings, the primary change reflected in the earnings bridge above is due to prolonged Covid-19 related impacts; including lower See appendixgross for marginadditional offsetdisclosures by lowerregarding OG&A “Non-GAAP and Financialincreased Measures income” tax benefits. 14

COVID-19: Margin Expectations Covid-19 impacts on gross margin continued into the third quarter with all three customer classes impacted more than forecasted - residential up and commercial and industrial down. Industrial load was incrementally impacted by non-COVID related closures of a few industrial customers. These customers, who do not procure supply from NorthWestern, account for a significant potion of volumes but have a less material impact on gross margin. For the third quarter, we estimate the gross margin detriment of Covid-19 to be $2 million - $3 million. Gallatin River 15

COVID-19: Expense Expectations Expenses we expect to increase: • Bad debt expense • We assume significant recovery through a regulatory mechanism • COVID related charitable contributions Expenses we expect to decrease: • Distribution customer work • Contract services and material costs • Fleet fuel costs • Travel and employee education • Lower medical expense and incentive pay Areas unchanged but will monitor and manage appropriately • Capital spending still expected at approximately $400 million in 2020 • Supply chain – No significant issues anticipated as nearly all vendors in USA • Staffing levels – No layoffs expected and we are still hiring for critical positions Estimated Covid related expense reductions were generally in line with our expectations. However, without an approved recovery mechanism in place, increased uncollectable accounts expense and increased interest expense from higher liquidity needs more than offset Covid related savings. 16 Belt Creek - Montana

Maintaining Capital Investment Forecast $1.8 billion of total capital investment over five years We anticipate financing this capital with a combination of cash flow from operations (aided by NOLs available into 2021), first mortgage bonds and equity issuances. We expect to issue equity in 2021 to maintain and protect our current credit ratings in balance with our current capital expenditure plans. Based on the results of the recent competitive solicitation process in South Dakota, $80 million of incremental investment for SD generation is included above (spread between 2020-2021). Capital projections above do not include investment necessary to address other identified generation capacity issues in Montana. These additions could increase the capital forecast above in excess of $200 million over the next five years. 17

Looking Forward (Regulatory) • We submitted accounting order requests in Montana and South Dakota to allow for the deferral of uncollectible accounts expense in excess of amounts currently recovered. The SDPUC issued an order in August 2020 authorizing deferral of costs for possible recovery through future rates. The MPSC held a work session in October 2020 and we expect a final order during the fourth quarter of 2020. • The MPSC recently approved a pilot Fixed Cost Recovery Mechanism (FCRM) effective July 1, 2020. We asked the MPSC to delay the start of the pilot for one year until July 1, 2021 due to the uncertainty created by the COVID- 19 pandemic. The MPSC granted the requested one-year delay of implementation but requested ‘shadow accounting’ to inform the commission of the impacts had the FCRM been implemented as scheduled. • In June 2019, the FERC issued an order accepting our filing of Montana transmission assets, granting interim rates, establishing settlement procedures and terminating our related Tax Cuts and Jobs Act filing. A settlement judge has been appointed and settlement negotiations are ongoing. We expect to submit a compliance filing with the MPSC upon resolution of our case adjusting the FERC credit in our retail rates. • NorthWestern’s application to acquire an additional 92.5MW of Colstrip Unit 4 for $0.50 from Puget Sound Energy has been filed with the MPSC. A hearing on Puget’s sale application before the Washington Utilities Commission is scheduled for November 2020 and a hearing for our application before the MPSC is scheduled for December 2020. We expect a decision from the MPSC in the first quarter of 2021. • Each year we submit filings for recovery of electric, natural gas and property taxes. The respective commissions review these tracker filings and make cost recovery determinations based on prudency. 18

Looking Forward (other) Electric Resource Planning • South Dakota: Construction is underway for a 60MW flexible reciprocating internal combustion engines in Huron, SD to be Western Energy Imbalance Market (EIM) online in late 2021 with a construction cost of approximately $80 million. • Montana: Initial bids from the February 2020, 280 MW, competitive solicitation were submitted in July 2020. Engineering, procurement and construction bids were submitted on our behalf for long-duration flexible capacity in excess of 200 MWs. The bids are under evaluation by an independent party, and we expect the successful project(s) to be selected and announced by the first quarter of 2021 and to be online in 2023. Continue to Invest in our Transmission & Distribution Infrastructure • Infrastructure investment focused on a stronger and smarter grid to improve the customer experience, while enhancing grid reliability and safety. This includes automation in distribution and substations that enables the use of changing technology. • Integrating supply resources that balance reliability, cost, capacity, and sustainability considerations with more predictable long-term commodity prices. Planned entry into the Western Energy Imbalance Market (EIM) • Anticipated April 2021 • Real-time energy market could mean lower cost of energy for Montana customers, more efficient use of renewables and greater power grid reliability. 19

Conclusion Best Attractive Pure Strong Solid Utility Practices Future Electric & Earnings & Foundation Corporate Growth Gas Utility Cash Flows Governance Prospects 20

Appendix 21

Appendix Segment Results (Third Quarter) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 22 See appendix for additional disclosure.

Appendix Electric Segment (Third Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 23 See appendix for additional disclosure.

Appendix Natural Gas Segment (Third Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 24 See appendix for additional disclosure.

Appendix Summary Financial Results (Nine Months Ended September 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 25 See appendix for additional disclosure.

Appendix Gross Margin (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2020 2019 Variance(1) Electric $ 533.4 $ 555.5 ($ 22.1) (4.0%) Natural Gas 131.4 138.6 (7.2) (5.2%) Total Gross Margin $ 664.8 $ 694.1 ($ 29.3) (4.2%) Decrease in gross margin due to the following factors: (1) Gross Margin, defined as ($8.3) Natural gas retail volumes revenues less cost of sales, is a non-GAAP (6.5) Electric retail volumes and demand Measure See appendix (3.3) Lower electric QF liability adjustment for additional disclosure. (3.2) Montana electric supply cost recovery (1.8) Montana transmission (0.8) Montana natural gas rates 1.6 Montana electric retail rates (5.3) Other ($27.6) Change in Gross Margin Impacting Net Income ($4.0) Production tax credits reducing revenue, offset in income tax expense (1.2) Operating expenses recovered in revenue, offset in operating expense 3.5 Property tax revenue, offset in property tax expense ($1.7) Change in Gross Margin Offset Within Net Income ($29.3) Decrease in Gross Margin 26 26

Appendix Weather (Nine Months Ended September 30) We estimate unfavorable weather through the first 9 months of 2020 has contributed approximately $4.1M pretax detriment as compared to normal and $12.1M pretax detriment as compared to the same period in 2019. 27

Appendix Operating Expenses (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2020 2019 Variance Operating, general & admin. $ 224.0 $ 238.9 ($ 14.9) (6.2%) Property and other taxes 136.8 133.2 3.6 2.7% Depreciation and depletion 134.3 129.8 4.5 3.5% Operating Expenses $ 495.1 $ 501.9 ($ 6.8) (1.4%) Decrease in Operating, general & admin expense due to the following factors: ($5.7) Employee benefits (3.0) Labor (2.5) Hazard trees (2.1) Generation maintenance (2.0) Travel and training 5.5 Uncollectible accounts (1.2) Other ($11.0) Change in OG&A Items Impacting Net Income ($8.2) Non-employee directors deferred compensation, offset in other income (1.3) Operating expense recovered in trackers, offset in revenue 5.6 Pension and other postretirement benefits, offset in other income ($3.9) Change in OG&A Items Offset Within Net Income ($14.9) Decrease in Operating, General & Administrative Expenses $3.6 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $4.5 million increase in depreciation expense primarily due to plant additions. 28

Appendix Operating to Net Income (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2020 2019 Variance Operating Income $ 169.7 $ 192.2 ($ 22.5) (11.7%) Interest Expense (72.3) (71.0) (1.3) (1.8%) Other (Expense) / Income (1.0) 0.9 (1.9) 211.1% Income Before Taxes 96.4 122.0 (25.6) (21.0%) Income Tax Benefit 5.3 20.1 (14.8) 73.6% Net Income $ 101.7 $ 142.1 ($ 40.4) (28.4%) $1.3 million increase in interest expense as a result of higher borrowings in 2020 to increase our cash position as a precautionary measure and preserve financial flexibility. This was partly offset by lower interest expense on our revolving credit facilities. $1.9 million decrease in other income was due to a $8.2 million decrease in the value of deferred shares held in trust for non-employee directors deferred compensation that was partially offset by a $5.6 million decrease in other pension expense, both of which are offset in operating, general, and administrative expense with no impact to net income and higher capitalization of AFUDC. $14.8 million decrease in income tax benefit. The income tax benefit for 2019 reflects the release of approximately $22.8 million of unrecognized tax benefits, including approximately $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitation in the second quarter of 2019. 29

Appendix Income Tax Reconciliation (Nine Months Ended September 30) 30

Appendix Adjusted Non-GAAP Earnings (Nine Months Ended September 30) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the 31 non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share).

Appendix Segment Results (Nine Months Ended September 30) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 32 See appendix for additional disclosure.

Appendix Electric Segment (Nine Months Ended September 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 33 See appendix for additional disclosure.

Appendix Natural Gas Segment (Nine Months Ended September 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 34 See appendix for additional disclosure.

Appendix 25% of Colstrip Unit 4 Acquisition On December 9, 2019 NorthWestern (NWE) executed a Purchase and Sale Agreement for the acquisition of Puget Sound Energy’s (PSE) 25% ownership interests in Colstrip Unit 4 (CU4). • Generating Capacity: 185 MW (bringing our total ownership to 407 MW, or 55% of CU4) • Purchase Price: $1.00 • PSE will remain responsible for its current pro rata ownership share of environmental and pension liabilities attributed to events or conditions existing prior to closing of the transaction and for any demolition, reclamation, or remediation costs associated with the existing facilities that comprise CU4. • PSE will enter a Power Purchase Agreement (PPA) with NWE to purchase 90 MW of power for approximately 5 years – indexed to hourly Mid-Columbia power prices. • Net proceeds from the PPA will be placed in a fund and applied against future decommissioning and remediation costs related to the existing 30%, or 222 MW, ownership in CU4. • PPA includes a price floor that reflects the recovery of all fixed operating and maintenance and variable generation costs. • The transaction is conditioned upon MPSC Pre-Approval (filed in February 2020). • Entered a separate agreement (predicated on approval of generation transaction) to acquire an additional 90MW interest in the 500 kV Colstrip Transmission System for net book value at time of sale – expected to be $2.5 to $3.8 million. • Update to transaction • April 2020, Talan Energy, LLC exercised it’s right of first refusal to accept ½ the offer made by Puget Sound Energy to NWE • Talen’s proportionate share of the 185 MW capacity is 92.5 MW. • Talen, while not a co-owner of the Colstrip Transmission System, has claimed that its right of first refusal extends to the transmission assets. We disagree with Talen’s claim and will oppose Talen’s efforts to obtain interest in the 45 MW of transmission assets. • We supplemented our application with the MPSC to reflect this development, but have not completed negotiations. • A hearing on our application to the MPSC is scheduled for December 2020. We expect a decision from the MPSC in the first quarter of 2021. Should the MPSC decline to grant our application in all material respects, we have the right to terminate the transaction.. NWE currently has a 46% reserve margin deficit during peak periods. This exposes our customers to greater market exposure than any of our regional peers. In addition, planned retirements in the Pacific Northwest region exceeding 3,600 MW will compound our market exposure. Acquiring incremental interest in Colstrip Unit 4 will 35 limit this impact and provide a bridge to future generation technologies.

Appendix Quarterly PCCAM Impacts In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio 36 for other purchases.

Appendix Qualified Facility Earnings Adjustment The gain in 2020 for our QF liability was $3.1 million in total, it was comprised of $2.2 million adjustment to the liability and $0.9 million lower actual costs over last 12 months (QF contract year). This $3.1 million benefit is $3.3 million less than the $6.4 million total benefit we recognized in Q2 last year. Due to our expectations regarding the remeasurement frequency of our QF liability, we no longer reflect this adjustment as a non-GAAP measure. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 37

Appendix Non-GAAP Financial Measures These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non- GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non- GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other 38 companies' similarly titled measures.

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